UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2022

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th ownership interest in a share of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25,000 per share and a 1/1,000th ownership interest in a share of Series B-1 Preferred Stock, par value $0.01 per share, liquidation preference $0.01 per share	NI PR B	New York Stock Exchange
Series A Corporate Units	NIMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2022, Wayne S. DeVeydt, a member of the Board of Directors (the “Board”) of NiSource Inc. (the “Company”), notified the Board of his decision to resign from the Board to focus on new endeavors. His resignation from the Board was effective as of March 15, 2022. Mr. DeVeydt’s decision to resign from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board thanks Mr. DeVeydt for his leadership and service to the Company.

On March 15, 2022, the Board appointed William D. Johnson as a director of the Company, effective immediately. The Board also appointed Mr. Johnson to serve on the Compensation and Human Capital Committee and on the Environmental, Safety and Sustainability Committee. Mr. Johnson will stand for election at the Company’s 2022 Annual Meeting of Stockholders.

Mr. Johnson, 68, most recently served as President and Chief Executive Officer of the Pacific Gas & Electric Corporation, a utility company, from 2019 to 2020. Previously, he served as President and Chief Executive Officer of the Tennessee Valley Authority, an electric utility company, from 2013 to 2019. Prior to joining the Tennessee Valley Authority, Mr. Johnson served in senior leadership positions at Progress Energy, Inc. including as Chairman, President and Chief Executive Officer from 2007 to 2012 and President and Chief Operating Officer from 2005 to 2007. He currently serves on the Board of Directors of TC Energy Corp., where he serves on the Audit Committee and Human Resources Committee, and previously served on the boards of the Edison Electric Institute and the Nuclear Energy Institute.

There is no arrangement or understanding between Mr. Johnson and any other person, pursuant to which he was selected as a director of the Company. Mr. Johnson does not have any direct or indirect material interest in any transaction or proposed transaction involving the Company required to be reported under Item 404(a) of Regulation S-K.

Consistent with the Company’s compensation practices for non-employee directors, Mr. Johnson will receive an annualized retainer of $255,000, consisting of $105,000 in cash and an award of restricted stock units valued at $150,000 at the time of the award. The form of restricted stock unit award agreement for non-employee directors was previously filed as Exhibit 10.41 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

A copy of the Company’s press release, dated March 15, 2022, announcing Mr. Johnson’s appointment and Mr. DeVeydt’s resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release Announcing Board Appointment, dated March 15, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

March 16, 2022	By:	/s/ Kimberly S. Cuccia
Kimberly S. Cuccia
Interim General Counsel